                                                                   EXHIBIT NO. 6



TRUST, ESTATE AND GUARDIAN                        Goldman, Sachs & Co.
                                                  85 Broad Street
ACCOUNT AGREEMENT                                 New York, NY 10004-2456

Title of Account                                  212-902-1000
                                                                          [LOGO]

--------------------------------------------------------------------------------
Title of Account                             Account Number
--------------------------------------------------------------------------------
John Martin Rev. Trust                       027-15831-0-051
--------------------------------------------------------------------------------


TO:   GOLDMAN, SACHS & CO.

This agreement sets forth our respective rights and obligations in connection with your accepting a cash or margin account or accounts designated in the above-referenced manner ("Client"). The agreements and obligations of Client set forth herein shall be deemed the agreements and obligations of the account or accounts established hereunder and of the undersigned, acting in the capacity indicated. This agreement is in addition to (and in no way limits or restricts) any of the provisions of or the rights which you or any of your affiliates may have under any other agreements between you or any of your affiliates and Client. You and Client hereby agree to the following with respect to any of Client's accounts with you and all transactions with you:

1. EXCHANGE OR MARKET. All transactions under this agreement shall be in accordance with the rules and customs of the exchange or market and its clearing house, if any, where the transactions are executed and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

2. GENERAL LIEN; DELIVERY OF COLLATERAL. Client agrees that all securities and other property, and the proceeds thereof, and any other obligations, whether or not due, which you or any of your affiliates may hold for Client or which are, or may become, due to Client (either individually or jointly with others or in which Client has any interest) and all rights Client may have against you or any of your affiliates shall be subject to a general lien, security interest and right of set-off for the discharge of all Client's obligations to you or any of your affiliates. Client further agrees that you may, in your discretion at any time and from time to time, require Client to deliver collateral to margin and secure Client's performance of obligations to you and your affiliates with respect to spot, forward, option, swap and other transactions involving or relating to foreign exchange. Such collateral shall be delivered, within one business day of your request, in such amount and form and to such account or recipient as you shall specify. You may, in your discretion and without notice to Client, deduct any amounts from Client's account and apply or transfer any of Client's securities and other property interchangeably between any of Client's accounts, each of which unreservedly guarantees all obligations of Client. Client acknowledges that you and each of your affiliates act as agents for each other in respect of the rights subject to lien as described above.

3. PAYMENT AND SETTLEMENT. Client agrees that all cash account transactions will be handled on a cash basis and Client shall pay for any security purchased for Client's account, and deliver any securities sold for Client's account, on or before the settlement date. Client agrees to pay on demand all balances owing with respect to Client's account. Client warrants that no sale of securities is contemplated before the securities are paid for as provided above and that each item sold will be owned by Client at the time of sale.

4. DEFAULT. In the event of default by Client of any obligation under any transaction or agreement with you or any of your affiliates, if Client shall become bankrupt, insolvent or subject to any bankruptcy, reorganization, insolvency or similar proceeding, or if for any reason you or any of your affiliates deem it advisable for your or their protection, you or any of your affiliates may, without notice or demand to Client, and at such times and places as you may determine, cancel, terminate, accelerate, liquidate and/or close-out any or all transactions and agreements between Client and you or any of your affiliates, pledge or sell any securities or other property which you or any of your affiliates may hold for Client or which is due to Client (either individually or jointly with others) and apply the proceeds to the discharge of the obligation, set-off, net and recoup any obligations to Client against any obligations to you or any of your affiliates, exercise all rights of a secured creditor in respect of all collateral in which you or your affiliates have a security interest or right of set-off, cover any open positions of Client (by buying in or borrowing securities or otherwise) and take such other actions as you or any of your affiliates deem appropriate provided that if applicable law would stay or otherwise impair the ability of your or any of your affiliates to take any such action upon any such bankruptcy, reorganization, insolvency or similar proceeding, you and the applicable affiliate(s) will be deemed to have taken such action with respect to the cancellation, termination, acceleration, liquidation and/or close-out of transactions, and the application of appropriate set-offs, and if and to the extent you deem it appropriate, the sale or disposition of securities or other assets of Client, the exercise of rights of a secured creditor, and the application of proceeds immediately prior to such bankruptcy, reorganization, insolvency or similar proceeding. Client shall remain liable for any deficiency and shall promptly reimburse you and your affiliate for any loss or expense incurred thereby, including losses sustained by reason of an inability to borrow any securities or other property sold for Client's account.

5. INTEREST, FEES. Client agrees to pay interest charges which may be imposed by you in accordance with your usual custom, with respect to late payments in conjunction with any transaction, including for securities purchased, in Client's account and prepayments in Client's account (i.e., the crediting of the proceeds of sale prior to settlement date or prior to receipt by you of the item sold in good deliverable form). Client acknowledges receipt of the enclosed document entitled "Interest Charges to Clients" and agrees to be bound thereby. Client agrees to pay promptly any amount which may become due in order to meet requests for additional deposits or marks to market with respect to any transactions including unissued securities purchased or sold by Client. Client agrees to pay promptly any custody or other fees which may be imposed by you with respect to the account.

6. SALE ORDERS. Except as provided in the last sentence of this Section 6, the giving of each sell order by Client shall constitute a designation of the sale as "long" and a certification that the securities to be sold are owned by Client and, if such securities are not in your possession, the placing of such order shall constitute a warranty by Client that Client shall deliver such securities to you on or before settlement date. If Client maintains a margin account, Client agrees to designate all sell orders as either "long" or "short".

7. REPORTS, STATEMENTS. Reports or confirmations of the execution of orders and statements of Client's account shall be conclusive if not objected to in writing within ten (10) days after forwarding by you to Client by mail or otherwise. Communications mailed, electronically transmitted or otherwise sent to Client at the address specified in your records shall, until three (3) business days after you have received notice in writing of a different address, be deemed to have been forwarded by you when sent and the Client waives all claims resulting from failure to receive such communications.

8. CUSTODIAL ARRANGEMENTS. If you act as custodian for the securities and other property in Client's account, you are authorized to register such securities in your name or the name of your nominee, or cause such securities to be registered in the name of, or in the name of the nominee of, a recognized depository or clearing organization. Client understands that when you hold on Client's behalf bonds or preferred stocks which are callable in part by the issuer, such securities will be subject to your impartial lottery allocation system in which the probability of Client's securities being selected as called is proportional to the holdings of all clients of such securities held in bulk by or for you. Client further understands that you will withdraw such securities from any depository prior to the first date on which such securities may be called unless such depository has adopted an impartial lottery system which is applicable to all participants. Client may withdraw uncalled securities prior to a partial call subject to compliance with applicable margin requirements and the terms of any agreements between you and Client. You are authorized to withdraw securities sold or otherwise disposed of, and to credit Client's account with the proceeds thereof or make such other disposition thereof as Client may direct. You are further authorized to collect all income and other payments which may become due on Client's securities, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Client that although you will use reasonable efforts to effect the authorization set forth in the preceding sentence, you will incur no liability for your failure to effect the same.

9. TERMINATION. Client and you agree that the accounts maintained hereunder may be terminated by you or Client at any time effective upon the giving of notice of such termination to Client or to you, as the case may be. All applicable provisions will survive the termination of the account and this agreement. Without limiting the foregoing, upon any such termination, the provisions of this agreement shall remain in effect with respect to all securities and other property then held in such account or accounts and all transactions and agreements then outstanding between Client and you or any of your affiliates.

10. ORDERS, RECOMMENDATIONS, BUNCHING. Client acknowledges that, on occasion, you may not be in a position to make a recommendation or render an opinion with respect to any security. Client agrees that: i) you may, in your sole discretion and without prior notice to Client, refuse to accept or execute any order from Client and, in such case, you shall endeavor to give Client notice of such refusal as soon as practical; ii) you may submit Client's orders jointly with orders for other clients and you need not designate any of Client's eligible orders as "Individual" when submitting orders via the DOT system and; iii) the average price for executions resulting from bunched orders will be assigned to Client's account.

11. GOVERNING LAW, SUCCESSOR AND ASSIGNS, WAIVER. THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ITS PROVISIONS SHALL COVER INDIVIDUALLY AND COLLECTIVELY ALL ACCOUNTS WHICH CLIENT MAY MAINTAIN WITH YOU. This agreement is binding upon and inures to the benefit of you, your affiliates, Client, and our respective legal representatives, successors and assigns. Neither you nor Client may assign its rights or delegate its obligations under this agreement, in whole or in part, without the prior written consent of the other party, except for an assignment and delegation by you of all of your rights and obligations hereunder to a successor entity that assumes substantially all of your assets and businesses (including all of the obligations under this agreement) by contract, operation of law or otherwise and that is a registered broker-dealer under relevant Securities and Exchange Commission rules. Upon any such delegation and assumption of obligations by such successor entity, you shall be relieved of and fully discharged from all your obligations hereunder, whether such obligations arose before or after the date of such delegation and assumption. No waiver of any provision of this agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived. All waivers and modifications must be in writing.

  12.   ARBITRATION.

  (a)   ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

  (b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

  (c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

  (d) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

  (e) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

ANY CONTROVERSY BETWEEN YOU (TOGETHER WITH ANY OF YOUR AFFILIATES ALSO INVOLVED IN SUCH CONTROVERSY) OR ANY OF YOUR OR THEIR MANAGING DIRECTORS, OFFICERS, DIRECTORS OR EMPLOYEES ON THE ONE HAND, AND CLIENT OR CLIENT'S AGENTS ON THE OTHER HAND, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACCOUNTS ESTABLISHED HEREUNDER, SHALL BE SETTLED BY ARBITRATION, IN ACCORDANCE WITH THE RULES THEN OBTAINING OF ANY ONE OF THE AMERICAN ARBITRATION ASSOCIATION OR THE NEW YORK STOCK EXCHANGE, INC., OR ANY OTHER EXCHANGE OF WHICH YOU ARE A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AS CLIENT MAY ELECT. IF CLIENT DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO YOU AT YOUR MAIN OFFICE WITHIN TEN (10) DAYS AFTER RECEIPT OF NOTIFICATION FROM YOU REQUESTING SUCH ELECTION, THEN CLIENT AUTHORIZES YOU TO MAKE SUCH ELECTION ON BEHALF OF CLIENT. THE AWARD OF THE ARBITRATOR SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

--------------------------------------------------------------------------------

                             PLEASE SEE REVERSE SIDE

13. CLIENT REPRESENTATIONS. The undersigned represents that he or she is of legal age. Client further represents that no one except the Client has an interest in Client's account unless such interest is revealed in the title of such account and in any such case, Client has the interest indicated in such title. Client warrants that you will be kept informed of any changes in the information supplied to you herein or otherwise in connection with your establishing and maintaining an account or accounts for Client.

14. POWER AND AUTHORITY. In the case of multiple fiduciaries, you may accept the instructions of any one fiduciary on behalf of all fiduciaries for any matter relating to Client's account. Without limiting the generality of the foregoing, each of the undersigned has full power and authority on behalf of the Client:
(a) to make purchases and sales for Client's account; (b) to withdraw funds, securities and other property from Client's account; (c) to give and receive instructions demands, notices, confirmations, reports, statements of account and communications of every kind; (d) to execute this agreement and other agreements relating to the foregoing matters and to terminate, modify, or waive any of the provisions thereof, and (e) generally to deal with you on behalf of Client's account, either individually or in our joint names, as fully and completely as if each alone were interested therein, all without notice to the other or others. Notwithstanding the foregoing, in the case of multiple fiduciaries, each of the fiduciaries agrees that you may, in your sole discretion: (i) require joint instruction from some or all of the fiduciaries before taking any action hereunder and (ii) if you should receive instructions from any one or more of the fiduciaries which are, in your opinion, in conflict with instructions received from any other fiduciary(ies), comply with any of such instructions and/or advise Client of the apparent conflict and/or take no action as to any such instructions until you receive instructions from any one or more of the fiduciaries which are satisfactory to you. The authority conferred herein shall remain in force until written notice of the revocation, signed by Client, is received at your New York office.

15. OWNERSHIP. Client agrees that all funds, securities and other property held for the account and the proceeds thereof shall be held for the account in the manner indicated in the account title, with all the legal and equitable rights of every nature and kind, and subject to all the obligations and conditions, that such form of ownership imposes. In the event of the death, resignation or incompetency of any one of the fiduciaries, or other change which affects the manner in which the property in the account is held, you shall immediately be given written notice thereof and, in addition to the actions permitted under any agreements relating to Client's account, you are authorized to take such action, require such documents and tax waivers, and retain such portion of or restrict transactions in the account, all as you may deem advisable.

                                     MARGIN


   NO MARGIN ACCOUNT WILL BE ESTABLISHED FOR THE CLIENT UNLESS AND UNTIL THE
      ACCOUNT IS APPROVED FOR MARGIN TRANSACTIONS BY GOLDMAN, SACHS & CO.

PLEASE COMPLETE SECTION 16 ONLY IF CLIENT WISHES TO APPLY FOR A MARGIN ACCOUNT.

16. MARGIN. SECTION 16 APPLIES TO TRANSACTIONS EFFECTED IN A SECURITIES MARGIN ACCOUNT WHICH HAS BEEN ESTABLISHED BY YOU. THE PROVISIONS OF SECTION 16 ARE IN ADDITION TO THE OTHER PROVISIONS CONTAINED IN THIS AGREEMENT.

a) Client represents and warrants to you that Client has had an opportunity to discuss with you the risks associated with the use of margin and that the use of margin is authorized by law and any governing documents, is suitable for the Client, and is consistent with Client's investment objectives as supplied to you, including, if applicable, the designation of safety of principal as Client's primary investment objective.

b) Client agrees to maintain margins for Client's account as you may require from time to time. Client agrees to pay interest charges which are imposed, in accordance with your usual custom, with respect to Client's account and to pay on demand any debit balance owing with respect to Client's account.

c) Client agrees that securities and other property in Client's account may be carried in your general loans and may be pledged or hypothecated separately or in common with other securities and any other property for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or other property and that certain rights of ownership, including the right to vote such securities, may be transferred to you or by you to others.

BY SIGNING HERE, CLIENT INDICATES A DESIRE TO APPLY FOR A SECURITIES MARGIN ACCOUNT, AGREES TO ABIDE BY ALL PROVISIONS IN SECTION 16, AND ACKNOWLEDGES THAT CLIENT'S SECURITIES MAY BE LOANED TO GOLDMAN, SACHS & CO. OR TO OTHERS.

--------------------------------------------------------------------------------
SIGNATURE:                                      DATE:

/s/ JOHN E. MARTIN                              8/19/98 TRUSTEE/TRUSTOR
--------------------------------------------------------------------------------
SIGNATURE:                                      DATE:

--------------------------------------------------------------------------------
SIGNATURE:                                      DATE:

--------------------------------------------------------------------------------

SIGNATURE:                                      DATE:

--------------------------------------------------------------------------------

17. ASSOCIATION OF FIDUCIARIES AND BENEFICIARIES. Check all applicable boxes and provide an explanation below if any fiduciary or beneficiary of this account is associated with any of the entities listed below, or if an immediate family member of any fiduciary or beneficiary (spouse, brother, sister, parents, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law), or other person, who supports any fiduciary or beneficiary to a material extent, is associated with any of the following entities:

[ ] an exchange;

[ ] a member or member organization of any exchange or the NASD or any broker-dealer;

[ ] a bank, savings and loan institution, trust company, insurance company; or

[ ] an investment company, an investment advisory firm or other institutional investment entity.

Explanation:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

18. FINANCIAL INFORMATION OF TRUST, ESTATE OR GUARDIANSHIP.

                                     $250,000     $500,000
                            Below       to           to           Over
                          $250,000   $500,000    $1,000,000     $1,000,000
                          --------   --------    ----------     ----------
Total Net Worth              [ ]        [ ]          [ ]           [X]
-------------------------------------------------------------------------------
Annual Income                [ ]        [ ]          [ ]           [X]
-------------------------------------------------------------------------------
Total Net Liquid Assets      [ ]        [ ]          [ ]           [X]
-------------------------------------------------------------------------------

                              PLEASE SEE NEXT PAGE

19. INVESTMENT OBJECTIVES. While individual transactions may vary, Client's investment objectives with respect to securities transactions are set forth below. Such information does not apply to other transactions with you or with any of your affiliates. PLEASE RANK ALL APPLICABLE OBJECTIVES IN ORDER OF PREFERENCE ("1" INDICATES THE HIGHEST PREFERENCE, "5" INDICATES THE LOWEST PREFERENCE).


1 GROWTH: Client is more interested in having the market value of the portfolio grow over the long term than in current income from portfolio; Client is prepared to accept additional risk to principal to achieve this growth.

3 INCOME: Client is more interested in obtaining a steady stream of current income from the portfolio than in growth of the portfolio.

___ SAFETY OF PRINCIPAL: Client is interested primarily in preserving the value of the account assets, and is willing to forego more growth or higher income.

2 TRADING PROFITS: Client wants to take advantage of short-term trading opportunities, which may involve establishing and then liquidating positions quickly.

___ SPECULATION: Client is interested in taking above-average risks to principal in an attempt to achieve above-average returns.

The above information regarding Client's investment objectives represents Client's current preference and supersedes any indications of such preferences that Client may have previously provided to you with respect to securities transactions other than information specifically supplied with respect to options transactions.

20. ORDERS PLACED BY OTHERS. If you are authorizing someone to place orders on your behalf, please indicate the person's name below AND COMPLETE THE ENCLOSED TRADING AUTHORIZATION.

_______________________________________________________________________________


21. DISCLOSURE TO ISSUERS. Client understands that you may be required to disclose to securities issuers the name, address and securities positions with respect to securities held in the Client's account in your or your nominee's name unless you are notified that Client objects. Client hereby notifies you that Client wishes such disclosure to be made.

[ ] CLIENT SHOULD CHECK THIS BOX IF CLIENT DOES NOT CONSENT TO SUCH DISCLOSURE.

22. PAYMENT AGREEMENT. You are authorized to rely on the payment instructions set forth below until written notice believed by you in good faith to be genuine of any changes regarding such instructions is received by you. In addition, when so instructed, you may, but you are not required to, follow payment instructions which differ from the instructions set forth below with respect to specified transactions, provided, however, that only Client or a person with trading authorization over Client's account may authorize the transfer of funds to an account which is not in the name of the trust, estate, or guardian account established hereunder.

PAYMENT INSTRUCTIONS:


________________________________________________________________________________
Name of Bank or Other Recipient:

________________________________________________________________________________
Address:

________________________________________________________________________________
Name of Account:

________________________________________________________________________________
Account Number:

________________________________________________________________________________
Contact Name and Telephone Number (if applicable):

________________________________________________________________________________
The following persons are among those authorized to transfer funds:

________________________________________________________________________________

________________________________________________________________________________



BY SIGNING BELOW, CLIENT ACKNOWLEDGES RECEIPT OF A COPY OF THIS TRUST, ESTATE AND GUARDIAN ACCOUNT AGREEMENT. A PREDISPUTE ARBITRATION CLAUSE IS CONTAINED
IN SECTION 12 HEREOF.
________________________________________________________________________________
SIGNATURE:                                DATE:
              /s/ John E. Martin                   8/19/98 Trustee/Trustor
________________________________________________________________________________
Please Print Name:

________________________________________________________________________________
SIGNATURE:                                DATE:

________________________________________________________________________________
Please Print Name:

________________________________________________________________________________
SIGNATURE:                                DATE:

________________________________________________________________________________
Please Print Name:

________________________________________________________________________________
SIGNATURE:                                DATE:

________________________________________________________________________________
Please Print Name:

________________________________________________________________________________

FOR GOLDMAN, SACHS & CO. USE ONLY
________________________________________________________________________________
Account Representative Receiving Account         Manager Reviewing Account

________________________________________________________________________________
Date                                             Date

________________________________________________________________________________